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                                                                    EXHIBIT 11.1

                          THERMO ELECTRON CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

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                                                                       THREE MONTHS ENDED
                                                                  -----------------------------
                                                                   MARCH 30,         APRIL 1,
                                                                      1996             1995
                                                                  ------------     ------------
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COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
Income:
  Net Income....................................................  $ 40,442,000     $ 29,548,000
  Add Convertible debenture interest, net of tax................     6,836,000        4,304,000
                                                                  ------------     ------------
  Income applicable to common stock assuming full dilution
     (a)........................................................  $ 47,278,000     $ 33,852,000
                                                                  ------------     ------------
Shares:
  Weighted average shares outstanding...........................   132,492,494      120,872,798
  Add: Shares issuable from assumed conversion of convertible
     debentures.................................................    39,251,282       34,221,771
     Shares issuable from assumed exercise of options (as
     determined by the application of the treasury stock
     method)....................................................     2,577,058        1,559,007
                                                                  ------------     ------------
  Weighted average shares outstanding, as adjusted (b)..........   174,320,834      156,653,576
                                                                  ------------     ------------
FULLY DILUTED EARNINGS
PER SHARE (a) divided by (b)....................................  $        .27     $        .22
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